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                                                                    EXHIBIT 35.2

                          SERVICER COMPLIANCE STATEMENT
                     PURSUANT TO ITEM 1123 OF REGULATION AB
                     FIRST NATIONAL CREDIT CARD CENTER, INC.

                                                            Date: March 27, 2009

     The undersigned, a duly authorized officer of First National Bank Credit Card Center, Inc. ("FNCCC"), pursuant to Item 1123 of Regulation AB, Section 3.05(a) of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, as Trustee, as amended (the "Pooling and Servicing Agreement")(2) and the Transfer and Servicing Agreement, dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, as amended (the "Transfer and Servicing Agreement"), does hereby certify that:

     1. A review of the activities of FNCCC from January 1, 2008 through December 31, 2008 (the "Reporting Period") and of its performance under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement has been made under my supervision; and

     2. To the best of my knowledge, based on my review, FNCCC has fulfilled all of its obligations under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement in all material respects throughout the Reporting Period.

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(2)  On December 18, 2008 (the "Certificate Trust Termination Date"), the
     Transferor exercised its option to terminate First Bankcard Master Credit Card Trust and the Pooling and Servicing Agreement. On and after the Certificate Trust Termination Date, the Receivables are serviced by the Servicer as provided in the Transfer and Servicing Agreement.

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     IN WITNESS WHEREOF, I have signed this Servicer Compliance Statement the day and year first written above.

                                        FIRST NATIONAL BANK CREDIT CARD CENTER,
                                        INC.


                                        By /s/ Stephen F. Eulie
                                           -------------------------------------
                                           Stephen F. Eulie
                                           President


                                        FIRST NATIONAL BANK CREDIT CARD CENTER,
                                        INC.


                                        By /s/ Patrick J. Burns, Sr.
                                           -------------------------------------
                                           Patrick J. Burns, Sr.
                                           Chief Financial Officer